Hamilton Reports 2024 Second Quarter Results
Net Income of $131 million; Seven Consecutive Quarters of Underwriting Income

PEMBROKE, Bermuda, August 7, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or “the Company”) today announced financial results for the second quarter ended June 30, 2024.

Commenting on the financial results, Pina Albo, CEO of Hamilton, said:

“This was an outstanding quarter for Hamilton by any metric. We reported $131.1 million of net income, equating to an annualized return on average equity of 23.6%. We recorded an all-time low combined ratio of 84.4%, had strong net investment income of $95.7 million, and continued our targeted growth in this favorable market environment.

I am exceptionally proud of the Hamilton team for remaining laser focused on underwriting profitability and strategic growth, as well as realizing the objectives we shared with investors in the context of our IPO in November of last year.”

Consolidated Highlights – Second Quarter
•Net income of $131.1 million, or $1.20 per diluted share;
•Annualized return on average equity of 23.6%;
•Gross premiums written of $603.3 million, an increase of 19.5% compared to the second quarter of 2023;
•Net premiums earned of $418.8 million, an increase of 26.3% compared to the second quarter of 2023;
•Combined ratio of 84.4%;
•Underwriting income of $65.3 million;
•Net investment income of $95.7 million, comprised of Two Sigma Hamilton Fund returns of $75.9 million, and fixed income, short term, cash and cash equivalent returns of $19.8 million;
•Corporate expenses of $16.3 million, which includes $2.5 million of compensation costs related to the Value Appreciation Pool; and
•On May 8, 2024, the Company entered into an agreement to repurchase 9,124,729 Class A common shares at $12.00 per share. The total purchase price was $109.5 million.

Consolidated Highlights – Year to Date
•Net income of $288.3 million;
•Annualized return on average equity of 26.9%;
•Gross premiums written of $1,325.2 million, an increase of 27.0% compared to the same period in 2023;
•Net premiums earned of $804.1 million, an increase of 30.7% compared to the same period in 2023;
•Combined ratio of 87.9%;
•Underwriting income of $97.8 million;
•Net investment income of $243.5 million comprised of Two Sigma Hamilton Fund returns of $218.5 million, and fixed income, short term and cash and cash equivalents returns of $25.0 million;
•Corporate expenses of $27.8 million, which includes $6.2 million of compensation costs related to the Value Appreciation Pool; and
•Book value per share of $21.96, an increase of 18.2% compared to December 31, 2023.

Consolidated Underwriting Results – Second Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$603,304	$504,960	$98,344
Net premiums written	475,068	384,708	90,360
Net premiums earned	418,764	331,460	87,304
Underwriting income (loss)	$65,299	$34,894	$30,405
Combined ratio	84.4%	89.5%	(5.1 pts)

Net income (loss) attributable to common shareholders	$131,085	$36,787	$94,298
Income (loss) per share attributable to common shareholders - diluted	$1.20	$0.35
Book value per common share	$21.96	$16.90
Change in book value per common share	10.4%	2.1%

Return on average common equity - annualized	23.6%	8.5%

	For the Three Months Ended
Key Ratios	June 30, 2024	June 30, 2023	Change
Attritional loss ratio - current year	51.6%	51.0%	0.6	pts
Attritional loss ratio - prior year	(0.4%)	(1.6%)	1.2	pts
Catastrophe loss ratio - current year	0.0%	5.0%	(5.0	pts)
Catastrophe loss ratio - prior year	0.0%	(0.3%)	0.3	pts
Loss and loss adjustment expense ratio	51.2%	54.1%	(2.9	pts)
Acquisition cost ratio	23.0%	23.2%	(0.2	pts)
Other underwriting expense ratio	10.2%	12.2%	(2.0	pts)
Combined ratio	84.4%	89.5%	(5.1	pts)

•Gross premiums written increased by $98.3 million, or 19.5%, to $603.3 million with an increase of $33.8 million, or 12.2%, in the International Segment, and $64.5 million, or 28.4%, in the Bermuda Segment.
•Net premiums written increased by $90.4 million, or 23.5%, to $475.1 million with an increase of $37.3 million, or 18.9%, in the International Segment, and $53.1 million, or 28.3%, in the Bermuda Segment.
•Net premiums earned increased by $87.3 million, or 26.3%, to $418.8 million with an increase of $39.0 million, or 22.1%, in the International Segment, and $48.3 million, or 31.2%, in the Bermuda Segment.
•Net favorable attritional prior year reserve development, net of reinsurance, was $1.6 million, primarily driven by favorable development in property classes in both our International and Bermuda segments.
•Catastrophe losses (current and prior year), net of reinsurance, were $Nil.
•The acquisition cost ratio decreased by 0.2 points compared to the same period in 2023.
•The other underwriting expense ratio decreased 2.0 points compared to the same period in 2023, primarily driven by an increase in net premiums earned and increased third party fee income, which offsets the other underwriting expense ratio.

International Segment Underwriting Results – Second Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$311,616	$277,796	$33,820
Net premiums written	234,305	197,047	37,258
Net premiums earned	215,643	176,636	39,007
Underwriting income (loss)	$19,428	$14,662	$4,766

Key Ratios
Attritional loss ratio - current year	52.5%	52.9%	(0.4	pts)
Attritional loss ratio - prior year	(0.2%)	(3.3%)	3.1	pts
Catastrophe loss ratio - current year	0.0%	0.9%	(0.9	pts)
Catastrophe loss ratio - prior year	0.0%	(0.9%)	0.9	pts
Loss and loss adjustment expense ratio	52.3%	49.6%	2.7	pts
Acquisition cost ratio	24.7%	26.8%	(2.1	pts)
Other underwriting expense ratio	14.0%	15.4%	(1.4	pts)
Combined ratio	91.0%	91.8%	(0.8	pts)

•Gross premiums written increased by $33.8 million, or 12.2%, to $311.6 million, primarily driven by growth, improved pricing and new business in specialty, casualty and property insurance classes.
•Net favorable attritional prior year reserve development, net of reinsurance, was $0.5 million.
•Catastrophe losses (current and prior year), net of reinsurance, were $Nil.
•The acquisition cost ratio decreased by 2.1 points compared to the same period in 2023, primarily driven by a change in the business mix.
•The other underwriting expense ratio decreased by 1.4 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Second Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$291,688	$227,164	$64,524
Net premiums written	240,763	187,661	53,102
Net premiums earned	203,121	154,824	48,297
Underwriting income (loss)	$45,871	$20,232	$25,639

Key Ratios
Attritional loss ratio - current year	50.5%	48.9%	1.6	pts
Attritional loss ratio - prior year	(0.5%)	0.3%	(0.8	pts)
Catastrophe loss ratio - current year	0.0%	9.8%	(9.8	pts)
Catastrophe loss ratio - prior year	0.0%	0.3%	(0.3	pts)
Loss and loss adjustment expense ratio	50.0%	59.3%	(9.3	pts)
Acquisition cost ratio	21.2%	19.1%	2.1	pts
Other underwriting expense ratio	6.2%	8.5%	(2.3	pts)
Combined ratio	77.4%	86.9%	(9.5	pts)

•Gross premiums written increased by $64.5 million, or 28.4%, to $291.7 million, primarily driven by new business, increased participations and a strong rate environment in both our casualty reinsurance and property reinsurance classes.
•Net favorable attritional prior year reserve development, net of reinsurance, was $1.1 million, primarily driven by modest favorable development across property and specialty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $Nil.
•The acquisition cost ratio increased by 2.1 points compared to the same period in 2023, primarily driven by a change in the mix of business.
•The other underwriting expense ratio decreased by 2.3 points compared to the same period in 2023. The decrease was primarily driven by an increase in net premiums earned and by performance based management fees generated by our third party capital manager, which offsets the other underwriting expense ratio.

Consolidated Underwriting Results – Year to Date

	For the Six Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$1,325,245	$1,043,124	$282,121
Net premiums written	989,948	733,206	256,742
Net premiums earned	804,067	615,362	188,705
Underwriting income (loss)	$97,825	$68,956	$28,869
Combined ratio	87.9%	88.8%	(0.9%)

Net income (loss) attributable to common shareholders	$288,259	$88,279	$199,980
Income (loss) per share attributable to common shareholders - diluted	$2.57	$0.84
Book value per common share	$21.96	$16.90
Change in book value per share	18.2%	4.7%

Return on average common equity - annualized	26.9%	10.3%

	For the Six Months Ended
Key Ratios	June 30, 2024	June 30, 2023	Change
Attritional loss ratio - current year	54.3%	50.1%	4.2%
Attritional loss ratio - prior year	1.3%	(0.6%)	1.9%
Catastrophe loss ratio - current year	0.0%	3.6%	(3.6%)
Catastrophe loss ratio - prior year	0.0%	0.2%	(0.2%)
Loss and loss adjustment expense ratio	55.6%	53.3%	2.3%
Acquisition cost ratio	22.5%	23.1%	(0.6%)
Other underwriting expense ratio	9.8%	12.4%	(2.6%)
Combined ratio	87.9%	88.8%	(0.9%)

•Gross premiums written increased by $282.1 million, or 27.0%, to $1,325.2 million, with an increase of $107.5 million, or 20.5%, in the International Segment, and $174.6 million, or 33.7%, in the Bermuda Segment.
•Net premiums written increased by $256.7 million, or 35.0%, to $989.9 million, with an increase of $100.3 million, or 31.4%, in the International Segment, and $156.5 million, or 37.8%, in the Bermuda Segment.
•Net premiums earned increased by $188.7 million, or 30.7%, to $804.1 million, with an increase of $86.3 million, or 26.5%, in the International Segment, and $102.4 million, or 35.4%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 54.3%. The increase of 4.2 points compared to the same period in 2023 was primarily driven by losses of $37.9 million, or 4.7 points, arising from the Francis Scott Key Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $10.3 million, primarily driven by two specific large losses on our specialty insurance and reinsurance classes, partially offset by favorable development in our International property insurance and reinsurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.2 million.
•The acquisition cost ratio decreased by 0.6 points compared to the same period in 2023.
•The other underwriting expense ratio decreased 2.6 points compared to the same period in 2023, primarily driven by an increase in net premiums earned and increased third party fee income, which offsets the other underwriting expense ratio.

International Segment Underwriting Results – Year to Date

International Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$632,457	$524,909	$107,548
Net premiums written	419,338	319,067	100,271
Net premiums earned	412,456	326,151	86,305
Underwriting income (loss)	$24,747	$31,032	$(6,285)

Key Ratios
Attritional loss ratio - current year	54.2%	51.6%	2.6%
Attritional loss ratio - prior year	1.3%	(3.8%)	5.1%
Catastrophe loss ratio - current year	0.0%	0.4%	(0.4%)
Catastrophe loss ratio - prior year	0.0%	0.2%	(0.2%)
Loss and loss adjustment expense ratio	55.5%	48.4%	7.1%
Acquisition cost ratio	24.5%	25.9%	(1.4%)
Other underwriting expense ratio	14.0%	16.2%	(2.2%)
Combined ratio	94.0%	90.5%	3.5%

•Gross premiums written increased by $107.5 million, or 20.5%, to $632.5 million, primarily driven by growth, improved pricing and new business in casualty insurance, specialty insurance and reinsurance and property insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 54.2%. The increase of 2.6 points compared to the same period in 2023 was primarily driven by losses of $11.8 million, or 2.9 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development was $5.3 million, primarily driven by two specific large losses on our specialty insurance class, partially offset by favorable development in our property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.2 million.
•The acquisition cost ratio decreased by 1.4 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 2.2 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Year to Date

Bermuda Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2024	June 30, 2023	Change
Gross premiums written	$692,788	$518,215	$174,573
Net premiums written	570,610	414,139	156,471
Net premiums earned	391,611	289,211	102,400
Underwriting income (loss)	$73,078	$37,924	$35,154

Key Ratios
Attritional loss ratio - current year	54.3%	48.5%	5.8%
Attritional loss ratio - prior year	1.3%	3.0%	(1.7%)
Catastrophe loss ratio - current year	0.0%	7.1%	(7.1%)
Catastrophe loss ratio - prior year	0.0%	0.2%	(0.2%)
Loss and loss adjustment expense ratio	55.6%	58.8%	(3.2%)
Acquisition cost ratio	20.4%	19.9%	0.5%
Other underwriting expense ratio	5.3%	8.2%	(2.9%)
Combined ratio	81.3%	86.9%	(5.6%)

•Gross premiums written increased by $174.6 million, or 33.7%, to $692.8 million, primarily driven by new business, expanded participations and rate increases in property and casualty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 54.3%. The increase of 5.8 points compared to the same period in 2023 was primarily driven by losses of $26.1 million, or 6.7 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $5.1 million, primarily driven by modest unfavorable development across a variety of casualty reinsurance classes and unfavorable development in specialty reinsurance classes relating to one specific large loss.
•Catastrophe losses (current and prior year), net of reinsurance, were $Nil.
•The acquisition cost ratio increased by 0.5 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 2.9 points compared to the same period in 2023. The decrease was primarily driven by an increase in net premiums earned and by performance based management fees generated by our third party capital manager, which offsets the other underwriting expense ratio.
Investments and Shareholders’ Equity as of June 30, 2024
•Total invested assets and cash of $4.4 billion compared to $4.0 billion at December 31, 2023.
•Total shareholders’ equity of $2.2 billion compared to $2.0 billion at December 31, 2023.
•Book value per share of $21.96 compared to $18.58 at December 31, 2023, an increase of 18.2%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Thursday, August 8, 2024, at 10:00 am ET. The conference call can be accessed by dialing 1-646-960-0308 (US toll free), or 1-888-350-3870, and entering the conference ID 6439207.

A live, audio webcast of the conference call will also be available through the Investors portal of the Company’s website at investors.hamiltongroup.com.

For access to either the conference call or webcast, please dial in/login a few minutes in advance to complete any necessary registration.

A replay of the audio conference call will be available at investors.hamiltongroup.com or by dialing 1-609-800-9909 (US toll free) and entering the conference ID 6439207.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable markets around the world.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands)	June 30, 2024	December 31, 2023
Assets
Fixed maturity investments, at fair value (amortized cost 2024: $2,119,739; 2023: $1,867,499)	$2,068,930	$1,831,268
Short-term investments, at fair value (amortized cost 2024: $461,525; 2023: $427,437)	463,542	428,878
Investments in Two Sigma Funds, at fair value (cost 2024: $711,236; 2023: $770,191)	923,682	851,470
Total investments	3,456,154	3,111,616
Cash and cash equivalents	1,016,573	794,509
Restricted cash and cash equivalents	98,279	106,351
Premiums receivable	933,211	658,363
Paid losses recoverable	147,690	145,202
Deferred acquisition costs	203,279	156,895
Unpaid losses and loss adjustment expenses recoverable	1,160,309	1,161,077
Receivables for investments sold	12,307	42,419
Prepaid reinsurance	299,574	194,306
Intangible assets	94,410	90,996
Other assets	201,317	209,621
Total assets	$7,623,103	$6,671,355

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,242,893	$3,030,037
Unearned premiums	1,202,371	911,222
Reinsurance balances payable	399,633	272,310
Payables for investments purchased	111,280	66,606
Term loan, net of issuance costs	149,887	149,830
Accounts payable and accrued expenses	158,187	186,887
Payables to related parties	43,030	6,480
Total liabilities	5,307,281	4,623,372

Non-controlling interest – TS Hamilton Fund	77,275	133

Shareholders’ equity
Common shares:
Class A, authorized (2024 and 2023: 28,644,807), par value $0.01; issued and outstanding (2024: 19,520,078 and 2023: 28,644,807)	195	286
Class B, authorized (2024: 72,837,352 and 2023: 72,337,352), par value $0.01; issued and outstanding (2024: 57,358,464 and 2023: 56,036,067)	574	560
Class C, authorized (2024: 25,044,229 and 2023: 25,544,229), par value $0.01; issued and outstanding (2024: 25,044,229 and 2023: 25,544,229)	250	255
Additional paid-in capital	1,171,585	1,249,817
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,070,384	801,373
Total shareholders' equity	2,238,547	2,047,850

Total liabilities, non-controlling interest, and shareholders' equity	$7,623,103	$6,671,355

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except per share information)	2024	2023	2024	2023
Revenues
Gross premiums written	$603,304	$504,960	$1,325,245	$1,043,124
Reinsurance premiums ceded	(128,236)	(120,252)	(335,297)	(309,918)
Net premiums written	475,068	384,708	989,948	733,206

Net change in unearned premiums	(56,304)	(53,248)	(185,881)	(117,844)
Net premiums earned	418,764	331,460	804,067	615,362

Net realized and unrealized gains (losses) on investments	151,251	19,406	406,622	54,539
Net investment income (loss)	13,720	7,291	26,338	9,650
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	164,971	26,697	432,960	64,189

Other income (loss)	5,989	2,420	13,470	5,452
Net foreign exchange gains (losses)	(1,782)	(3,341)	(3,911)	(5,387)
Total revenues	587,942	357,236	1,246,586	679,616

Expenses
Losses and loss adjustment expenses	214,494	179,416	446,846	327,977
Acquisition costs	96,305	76,856	180,858	141,995
General and administrative expenses	64,917	49,234	119,772	95,040
Amortization of intangible assets	3,317	2,305	6,569	5,075
Interest expense	6,031	5,189	11,738	10,718
Total expenses	385,064	313,000	765,783	580,805

Income (loss) before income tax	202,878	44,236	480,803	98,811
Income tax expense (benefit)	2,496	2,948	3,089	4,521
Net income (loss)	200,382	41,288	477,714	94,290

Net income (loss) attributable to non-controlling interest	69,297	4,501	189,455	6,011

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$131,085	$36,787	$288,259	$88,279

Per share data
Basic income (loss) per share attributable to common shareholders	$1.24	$0.35	$2.66	$0.85
Diluted income (loss) per share attributable to common shareholders	$1.20	$0.35	$2.57	$0.84

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2024	2023	2024	2023
Underwriting income (loss)	$65,299	$34,894	$97,825	$68,956
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	164,971	26,697	432,960	64,189
Other income (loss), excluding third party fee income	—	(29)	—	—
Net foreign exchange gains (losses)	(1,782)	(3,341)	(3,911)	(5,387)
Corporate expenses	(16,262)	(6,491)	(27,764)	(13,154)
Amortization of intangible assets	(3,317)	(2,305)	(6,569)	(5,075)
Interest expense	(6,031)	(5,189)	(11,738)	(10,718)
Income tax (expense) benefit	(2,496)	(2,948)	(3,089)	(4,521)
Net income (loss), prior to non-controlling interest	$200,382	$41,288	$477,714	$94,290

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2024	2023	2024	2023
Third party fee income	$5,989	$2,449	$13,470	$5,452
Other income (loss), excluding third party fee income	—	(29)	—	—
Other income (loss)	$5,989	$2,420	$13,470	$5,452

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 8, Segment Reporting, in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2024	2023	2024	2023
Other underwriting expenses	$48,655	$42,743	$92,008	$81,886
Corporate expenses	16,262	6,491	27,764	13,154
General and administrative expenses	$64,917	$49,234	$119,772	$95,040

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•our results of operations and financial condition could be adversely affected by unpredictable catastrophic events, global climate change or emerging claim and coverage issues;
•our business could be materially adversely affected if we do not accurately assess our underwriting risk, our reserves are inadequate to cover our actual losses, our models or assessments and pricing of risks are incorrect or we lose important broker relationships;
•the insurance and reinsurance business is historically cyclical and the pricing and terms for our products may decline, which would affect our profitability and ability to maintain or grow premiums;
•we have significant foreign operations that expose us to certain additional risks, including foreign currency risks and political risk;
•we do not control the allocations to and/or the performance of the Two Sigma Hamilton Fund, LLC ("TS Hamilton Fund")’s investment portfolio, and its performance depends on the ability of its investment manager, Two Sigma Investments, LP ("Two Sigma"), to select and manage appropriate investments and we have a limited ability to withdraw our capital accounts;
•Two Sigma Principals, LLC, Two Sigma and their respective affiliates have potential conflicts of interest that could adversely affect us;
•the historical performance of Two Sigma is not necessarily indicative of the future results of the TS Hamilton Fund’s investment portfolio or of our future results;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including public health crises, current or anticipated military conflicts, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events;
•our ability to compete successfully with more established competitors and risks relating to consolidation in the reinsurance and insurance industries;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our dependence on key executives, including the potential loss of Bermudian personnel as a result of Bermuda employment restrictions, and the inability to attract qualified personnel, particularly in very competitive hiring conditions;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•risks associated with our investment strategy, including such risks being greater than those faced by competitors;
•changes in the regulatory environment and the potential for greater regulatory scrutiny of the Company going forward;
•a cyclical downturn of the reinsurance industry;
•operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties or our affiliates;
•we are a holding company with no direct operations, and our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us is restricted by law;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our costs will increase as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations;
•if we were to identify a material weakness and were unable to remediate such material weakness, or fail to achieve and maintain effective internal controls, our operating results and financial condition could be impacted and the market price of our Class B common shares may be negatively affected;
•the lack of a prior public market for our Class B common shares means our share price may be volatile and anti-takeover provisions contained in our organizational documents could delay management changes;
•the potential that the market price of our Class B common shares could decline due to future sales of shares by our existing shareholders;
•applicable insurance laws, which could make it difficult to effect a change of control of our company; and
•investors may have difficulties in serving process or enforcing judgments against us in the United States.
There may be other factors that could cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contacts:
Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com